John Hancock Variable Series Trust I

                             YOUR VOTE IS IMPORTANT!

Dear Shareholder:

To facilitate receiving your voted proxy as quickly as possible, we have instructed our independent proxy tabulator to forward the enclosed proxy material to you by either priority mail or overnight delivery.

The attached Federal Express envelope has been provided to speed the return of your signed proxy. To use this return envelope, simply call Federal Express at 1-800-238-5355. Federal Express will pick up the envelope at your location. There is no charge for either the phone call or the pick-up.